Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENPRO INDUSTRIES, INC.
(Exact name of registrant, as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	01-0573945 (I.R.S. Employer) Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 731-1500

ENPRO INDUSTRIES, INC. 2002 EQUITY COMPENSATION PLAN
(Full title of the plan)

Richard L. Magee
Senior Vice President, General Counsel and Secretary
EnPro Industries, Inc.
5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Name and address of agent for service)
(704) 731-1523
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee

Common stock, $.01 par value (including options under the EnPro Industries, Inc. 2002 Equity Compensation Plan and associated preferred stock purchase rights (3))	3,000,000	(1)	$8.41	(2)	$25,230,000	(2)	$2,321.16

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also relates to an indeterminate number of additional shares of Common Stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend or other similar transaction.

(2)	In accordance with Rule 457(h)(1) of Regulation C, the price for the shares is computed on the basis of the average high and low prices for the common stock of EnPro Industries, Inc. on May 24, 2002 as reported on the New York Stock Exchange.

(3)	Each share of common stock issued by EnPro Industries, Inc. after May 31, 2002 will have one associated attached preferred stock purchase right under the Rights Agreement, dated as of May 31, 2002, between EnPro Industries, Inc. and The Bank of New York, as Rights Agent.

Item 3. Incorporation of Documents by Reference.
Item 6. Indemnification of Directors and Officers.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX
2002 Equity Comp Plan
Opinion of Robinson, Bradshaw & Hinson, P.A.
Consent of Ernst & Young LLP

PART II INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission by the Corporation are incorporated by reference into this registration statement:

     (a)      The registration statement of EnPro Industries, Inc. (the “Corporation”) on Form 10 (File No. 001-31225);

     (b)      The description of the Corporation’s common stock contained in its registration statement on Form 10 (File No. 001-31225) filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document (which also is, or is deemed to be, incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6. Indemnification of Directors and Officers.

     Section 55-2-02 of the North Carolina Business Corporation Act (the “Business Corporation Act”) enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of a director for monetary damages for breach of duty as a director. No such provision is effective to eliminate or limit a director’s liability for (i) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation, (ii) improper distributions as described in Section 55-8-33 of the Business Corporation Act, (iii) any transaction from which the director derived an improper personal benefit or (iv) acts or omissions occurring prior to the date the exculpatory provision became effective. The Corporation’s articles of incorporation limit the personal liability of its directors to the fullest extent permitted by the Business Corporation Act.

     Sections 55-8-50 through 55-8-58 of the Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative because of the fact that such person was or is a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, employee or agent (i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (2) that in all other cases his conduct was not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55 of the Business Corporation Act. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which a director was adjudged liable to the corporation or in connection with any other proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

     In addition to, and notwithstanding the conditions of and limitations on, the indemnification described above under the statutory scheme, Section 55-8-57 of the Business Corporation Act permits a corporation to indemnify, or agree to indemnify, any of its directors, officers, employees or agents against liability and expenses (including counsel fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. The Corporation’s bylaws provide for indemnification to the fullest extent permitted under the Business Corporation Act, and the Corporation has separate indemnification agreements with its directors and officers.

     Because of its agreements to indemnify, the Corporation may indemnify its directors, officers, employees and agents in accordance with either the statutory or nonstatutory standard. Sections 55-8-52 and 55-8-56 of the Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was, or was threatened to be, made a party because he is or was a director or officer of the corporation. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56 of the Business Corporation Act.

     Additionally, Section 55-8-57 of the Business Corporation Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the Business Corporation Act to indemnify that person. The Corporation has purchased and maintains such insurance.

Item 8. Exhibits.

     See the Exhibit Index.

Item 9. Undertakings.

     The Corporation hereby undertakes as follows:

     (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     (2)     That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”), each such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)     To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

     (4)     That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (5)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Corporation certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 31, 2002.

ENPRO INDUSTRIES, INC.

By:	/s/ Richard L. Magee Richard L. Magee Secretary

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Ernest F. Schaub Ernest F. Schaub*	President, Chief Executive Officer and Director (Principal Executive Officer)	May 31, 2002

/s/ William Dries William Dries	Senior Vice President and Chief Financial Officer	May 31, 2002

/s/ Donald G. Pomeroy II Donald G. Pomeroy II	Vice President and Controller (Principal Accounting Officer)	May 31, 2002

/s/ William R. Holland William R. Holland*	Chairman of the Board and Director	May 31, 2002

/s/ J.P. Bolduc J.P. Bolduc*	Director	May 31, 2002

/s/ Peter C. Browning Peter C. Browning*	Director	May 31, 2002

/s/ Joe T. Ford Joe T. Ford*	Director	May 31, 2002

/s/ James H. Hance, Jr. James H. Hance, Jr.*	Director	May 31, 2002

/s/ Gordon D. Harnett Gordon D. Harnett*	Director	May 31, 2002

* By:	/s/ Richard L. Magee

(Richard L. Magee, Attorney-in-Fact)

EXHIBIT INDEX

Exhibit Number	Description

4.1	EnPro Industries, Inc. 2002 Equity Compensation Plan

4.2	Restated Articles of Incorporation of the Corporation (incorporated by reference to Exhibit 4.3 to the registration statement on Form S-8 filed on May 31, 2002 by the Corporation, the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers)

4.3	Articles of Amendment of the Articles of Incorporation of the Corporation (incorporated by reference to Exhibit 4.4 to the registration statement on Form S-8 filed on May 31, 2002 by the Corporation, the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers)

4.3	Amended Bylaws of the Corporation (incorporated by reference to Exhibit 4.5 to the registration statement on Form S-8 filed on May 31, 2002 by the Corporation, the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers)

4.4	Specimen certificate for shares of common stock, $.01 par value, of the Corporation (incorporated by reference to Exhibit 4.1 to the Corporation’s registration statement on Form 10 (File No. 001-31225))

4.5	Rights Agreement between EnPro Industries, Inc. and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 4.7 to the registration statement on Form S-8 filed on May 31, 2002 by the Corporation, the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers)

5	Opinion of Robinson, Bradshaw & Hinson, P.A.

23.1	Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney of Ernest F. Schaub (incorporated by reference to Exhibit 24.1 to the registration statement on Form S-8 filed on May 31, 2002 by the Corporation, the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers)

24.2	Power of Attorney of William R. Holland (incorporated by reference to Exhibit 24.2 to the registration statement on Form S-8 filed on May 31, 2002 by the Corporation, the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers)

24.3	Power of Attorney of J.P. Bolduc (incorporated by reference to Exhibit 24.3 to the registration statement on Form S-8 filed on May 31, 2002 by the Corporation, the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers)

24.4	Power of Attorney of Peter C. Browning (incorporated by reference to Exhibit 24.4 to the registration statement on Form S-8 filed on May 31, 2002 by the Corporation, the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers)

Exhibit Number	Description

24.5	Power of Attorney of Joe T. Ford (incorporated by reference to Exhibit 24.5 to the registration statement on Form S-8 filed on May 31, 2002 by the Corporation, the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers)

24.6	Power of Attorney of James H. Hance, Jr. (incorporated by reference to Exhibit 24.6 to the registration statement on Form S-8 filed on May 31, 2002 by the Corporation, the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers)

24.7	Power of Attorney of Gordon D. Harnett (incorporated by reference to Exhibit 24.7 to the registration statement on Form S-8 filed on May 31, 2002 by the Corporation, the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers)